UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2010

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

          On November 30, 2010 (the “Effective Date”), Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (the “Company”) entered into new employment agreements (the “Employment Agreements”) with Michael Vasinkevich, Edward Rubin and John J. Borer III (the “Named Executive Officers”), for their continued employment with the Company as senior managing director and vice chairman, chief executive officer and senior managing director, respectively. Upon execution of the new agreements, the Named Executive Officers’ preexisting employment agreements with the Company along with all rights and obligations of the parties thereunder were immediately terminated. The Employment Agreements are substantially identical and provide, inter alia, as follows:

Term: The Named Executive Officers are “at will” employees.

Base Salary: $150,000 per annum, payable according to the Company’s prevailing payroll schedule.

Signing Bonus: Each of Messrs. Vasinkevich, Rubin and Borer received a signing advance (retention bonus) equal to $850,000, $850,000 and $250,000, respectively. In the event that any Named Executive Officer terminates his employment with the Company on or prior to November 30, 2011, other than for “Good Reason” (as defined), or his employment is terminated by the Company for “Cause,” (as defined), such Named Executive Officer has agreed to promptly reimburse the Company for the full amount of such advance. The advance shall be fully earned and non-reimbursable (a) if the Named Executive Officer remains in the continuous employ of the Company through November 30, 2011, (b) in the event that, on or prior to November 30, 2011, the Named Executive Officer terminates his employment with the Company for “Good Reason” (as defined), (c) in the event that, on or prior to November 30, 2011, the Named Executive Officer’s employment is terminated by the Company other than for “Cause” (as defined), or (d) in the event of the Named Executive Officer’s death on or before November 30, 2011.

RSU Grant: Each of Messrs. Vasinkevich, Rubin and Borer received a Restricted Stock Unit (RSU) grant of 1.5 million, 1.5 million and 0.3 million shares, respectively, under the Company’s 2010 Stock Award and Incentive Plan, which RSU grant vests ratably, subject to the achievement of stated performance benchmarks, in fifths on February 28, 2012, 2013, 2014, 2015 and 2016, respectively. The RSU is subject to accelerated vesting and forfeiture upon the occurance of stated events.

Incentive Compensation: The Named Executive Officers are eligible to receive bonuses, to be determined at the sole discretion of the Company’s Board of Directors and payable in accordance with the Company’s then prevailing policy, including the payment of a pro rata bonus based upon actual full year performance in the event of the Named Executive Officer’s termination other than for Cause or the Named Executive Officer terminates his employment for Good Reason.

Benefits. Each individual is entitled to participate in any retirement plans, pension, insurance, health, disability or other benefit plan or program that is maintained by the Company.

          The foregoing summary is qualified in its entirety by reference to their respective Employment Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and to the terms of the RSU Agreement the form of which is attached hereto as Exhibit 10.4 hereto. Further, all terms used but not defined herein shall have the meanings ascribed in the agreements.

Item 9.01. Exhibits.

     (d) Exhibits

Exhibit Number	Description

10.1**	Employment Agreement, dated November 30, 2010, between the Company and Michael Vasinkevich.
10.2**	Employment Agreement, dated November 30, 2010, between the Company and Edward Rubin.
10.3**	Employment Agreement, dated November 30, 2010, between the Company and John J. Borer III.
10.4**	Form of Restricted Stock Unit Agreement between the Company and each of Messrs. Vasinkevich, Rubin and Borer.

**	This exhibit is a management contract or compensatory plan or arrangement.

* * * * *

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: December 2, 2010	By:	/s/ David J. Horin

David J. Horin
Chief Financial Officer